UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2007 (July 3, 2007)

CardioTech International, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-28034	04-3186647
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

229 Andover Street, Wilmington, Massachusetts, 01887
(Address of Principal Executive Offices) (Zip Code)

(978) 657-0075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry Into A Material Definitive Agreement.

On July 3, 2007, CardioTech International, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Medos Medizintechnik AG, a German corporation (“Medos”).  The Purchase Agreement is effective retroactively as of June 30, 2007 and provides for the sale to Medos of the Company’s wholly-owned subsidiary, Gish Biomedical, Inc. (“Gish”), a developer and manufacturer of single use cardiopulmonary bypass products that have a disposable component,  for a purchase price of approximately $7.5 million in cash (the “Purchase Price”), of which $1 million will remain in escrow until July 5, 2008 as a reserve for the Company’s indemnification obligations to Medos, if any.  The Purchase Agreement also contained representations, warranties and indemnities that are customary in a transaction involving the sale of all or substantially all of a company or its assets.

The sale of Gish pursuant to the Purchase Agreement was completed on July 6, 2007.    Simultaneous with the completion of the sale of Gish, the Company and Gish entered into a non-exclusive, royalty-free license effective as of June 30, 2007 (the “License Agreement”) which provides for the Company’s use of certain patented technology of Gish in Company products and services, provided such products and services do not compete with the cardiac bypass product development and manufacturing businesses of Gish or Medos. The Company is in the process of determining the value, if any, of the License Agreement. The Company believes the ultimate value will be de minimus, however, any value that is ascribed to the License Agreement will be recorded as an intangible asset.

After transaction expenses, and assuming the disbursement to the Company of all funds held in escrow after July 5, 2008, the Company expects to realize approximately $7 million in proceeds from the sale of Gish. Under the terms of the Purchase Agreement, the Company retained all cash on Gish’s balance sheet as of June 29, 2007, net of certain adjustments.

A copy of the Purchase Agreement is filed herewith as Exhibit 10.1  A copy of the License Agreement is filed herewith as Exhibit 10.2.  A copy of the Company’s press release announcing its entry into the Purchase Agreement is filed herewith as Exhibit 99.1 and the Company’s press release announcing the completion of the sale is filed herewith as Exhibit 99.2.

Item 2.01          Completion of Acquisition or Disposition of Assets.

On July 6, 2007, the Company completed the sale of Gish to Medos.  The material terms of the transaction are disclosed under Item 1.01 of this Form 8-K herein above.

2

Item 9.01          Financial Statements and Exhibits.

(b)                                 Pro forma financial information.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes of the Company. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results that would have occurred if the sale of Gish had occurred on the date indicated or the expected financial position or results of operations in the future. The information includes pro forma adjustments which reflect the disposition of Gish.

The unaudited pro forma condensed consolidated balance sheet was prepared assuming the sale of Gish occurred as of March 31, 2007.

The unaudited pro forma condensed consolidated statement of operations has been presented assuming the sale of Gish occurred as of April 1, 2006.

(c)                                  Exhibits.

Exhibit No.	Description

10.1*	Stock Purchase Agreement by and between CardioTech International, Inc. and Medos Medizintechnik AG effective as of June 30, 2007.

10.2	License Agreement by and between CardioTech International, Inc. and Gish Biomedical, Inc. effective as of June 30, 2007.

99.1	Press release of CardioTech International, Inc. dated July 5, 2007.

99.2	Press release of CardioTech International, Inc. dated July 9, 2007.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

3

CardioTech International, Inc.

Pro Forma Condensed Consolidated Statement of Operations

(Unaudited - in thousands, except per share amounts)

	Year Ended March 31, 2007
	As Reported	Adjustments(1)		Pro Forma
Revenues:
Product sales	$19,593	$(15,210)		$4,383
Royalties and development fees	1,558	—		1,558
	21,151	(15,210)		5,941
Cost of sales	15,977	(11,331)		4,646
Gross margin	5,174	(3,879)		1,295

Operating expenses:
Research and development, regulatory and engineering	1,547	(778)		769
Selling, general and administrative	6,664	(2,937	)(2)	3,727
Non-cash compensation	48			48
	8,259	(3,715)		4,544
Loss from operations	(3,085)	(164)		(3,249)
Interest and other income and expense:
Interest expense	(2)	1		(1)
Interest income	136	(65)		71
Other income (expense), net	268			268
Other income, net	402	(64)		338
Equity in net loss of CorNova, Inc.	(279)	—		(279)
Net loss	$(2,962)	$(228)		$(3,190)
Net loss per common share, basic and diluted	$(0.15)			$(0.16)
Shares used in computing net loss per common share, basic and diluted	19,859			19,859

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)	To eliminate revenues and expenses of Gish for the fiscal year ended March 31, 2007.
(2)	Includes the elimination of net transaction costs of $80,000 incurred during the fiscal year ended March 31, 2007.

CardioTech International, Inc.

Pro Forma Condensed Consolidated Balance Sheet

(Unaudited - in thousands)

	As of March 31, 2007
	As Reported	Adjustments(1)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$4,066	$5,694	(2)(3)	$9,760
Accounts receivable-trade, net	2,712	(2,120)		592
Accounts receivable-other	553	—		553
Inventories	5,205	(4,752)		453
Prepaid expenses and other current assets	205	(90)		115
Total current assets	12,741	(1,268)		11,473
Property, plant and equipment, net	4,082	(840)		3,242
Amortizable intangible assets, net	468	(468)		—
Goodwill	487	—		487
Other assets	123	(120)		3
Total assets	$17,901	$(2,696)		$15,205
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,878	$(1,447)		$431
Accrued expenses	862	(39	)(4)	823
Deferred revenue	198			198
Total current liabilities	2,938	(1,486)		1,452
Deferred rent	116	(116)		—
Commitments and contingencies	—	—		—
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	200	—		200
Additional paid-in capital	36,948	—		36,948
Accumulated deficit	(22,301)	(1,094	)(5)	(23,395)
Total stockholders’ equity	14,847	(1,094)		13,753
Total liabilities and stockholders’ equity	$17,901	$(2,696)		$15,205

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)	To eliminate assets, liabilities and stockholder’s equity of Gish as of March 31, 2007.
(2)	To record cash consideration received in connection with the sale of Gish subsequent to March 31, 2007 including:
• purchase price of $6,450,000 received on closing, net of $50,000 deposit received from Medos prior to March 31, 2007; and
• $2,474,000 of Gish cash retained by the Company subsequent to March 31, 2007.
(3)	Cash excludes $1,000,000 which will be held in a one-year escrow to fund the Company’s post-closing indemnification obligation to Medos.
(4)	Includes accrual of estimated transaction costs of approximately $370,000 payable subsequent to March 31, 2007.
(5)	To record loss on sale of Gish. The loss on sale of Gish is determined using $6,500,000 of purchase price and excludes the $1,000,000 held in escrow as discussed in Note 3 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOTECH INTERNATIONAL, INC.

Dated: July 10, 2007	By:	/s/ Michael F. Adams
Michael F. Adams
CEO and President

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Stock Purchase Agreement by and between CardioTech International, Inc. and Medos Medizintechnik AG effective as of June 30, 2007.

10.2	License Agreement by and between CardioTech International, Inc. and Gish Biomedical, Inc. effective as of June 30, 2007.

99.1	Press release of CardioTech International, Inc. dated July 5, 2007.

99.2	Press release of CardioTech International, Inc. dated July 9, 2007.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.